MTBC Reports Third Quarter 2018 Results and Reaffirms Guidance

Company Reports Historic Revenue Growth, on Track for Record Year

●	Revenue of $17.0 million for Q3 2018, a 127% increase over Q3 2017

●	Revenue of $34.0 million for YTD 2018, a 45% increase over 2017

●	GAAP net loss of $1.6 million for YTD 2018, an improvement of $3.8 million from 2017

●	Non-GAAP adjusted net income of $2.5 million for YTD 2018, a $3.7 million increase from 2017

●	Adjusted EBITDA of $3.4 million for YTD 2018, a $2.6 million increase from 2017

SOMERSET, N.J., November 7, 2018 (GLOBE NEWSWIRE) — MTBC (the “Company” or “MTBC”) (Nasdaq: MTBC) (Nasdaq: MTBCP), a leading provider of proprietary, cloud-based healthcare IT solutions and services, today announced financial and operational results for the first nine months of 2018 along with an update to its guidance for the year. The Company’s management will host a conference call today at 8:30 a.m. Eastern Time to discuss these results and management’s outlook after completing the largest acquisition in its history.

Stephen Snyder, CEO said, “We are pleased to report another quarter of strong growth, with revenue during the third quarter exceeding our total revenue from the first half of 2018. As we’ve doubled our scale, we’ve also delivered our sixth consecutive quarter of positive adjusted EBITDA, while generating a record $2.8 million in cash from operations.”

“For full year 2018, we’re on track to grow our revenue, year-over-year, by more than 50%, while increasing our full year adjusted EBITDA by approximately 100%,” continued Stephen Snyder. “Moreover, our latest acquisition has further demonstrated the power of our unique model and disciplined approach to identifying, acquiring, and integrating complementary businesses – and with positive cash from operations and a record total of more than $20 million in cash and availability on our line of credit, we’re better positioned than ever to continue investing in our growth.”

Three Month Financial Results

Revenues for third quarter 2018 were $17.0 million, an increase of 127% or $9.5 million compared to $7.5 million in the same period last year and an increase of 96% compared to the prior quarter. The increase was primarily a result of the Orion acquisition, which occurred on July 1, 2018. This was the Company’s largest percent increase in revenue of any quarter in MTBC’s history.

In addition to doubling the Company’s size, the Orion acquisition added additional service offerings to MTBC’s portfolio. During the third quarter, MTBC generated $3.3 million of revenue from practice management services. “We now manage three pediatric practices in Ohio and Illinois, through multi-decade management services agreements. We employ nurses, medical assistants, receptionists, practice managers and other practice personnel in five locations,” said Bill Korn, MTBC Chief Financial Officer. “We share patient revenue with the physicians in the practices, and exclude the physicians’ portion from the revenue we report.”

“We also now manage a group purchasing organization, enabling thousands of physicians to purchase vaccines from leading pharmaceutical companies at discounted rates,” continued Bill Korn. “During the quarter we generated $477,000 of revenue from this group purchasing organization. Physicians purchase vaccines directly from Merck and Sanofi Pasteur, and we receive rebate checks from the pharmaceutical manufacturers.”

The third quarter 2018 GAAP net loss was $1.8 million, compared to a net loss of $980,000 in the same period last year. Bill Korn remarked, “Similar to our previous acquisitions, from an accounting perspective, a large portion of the purchase price will be attributed to intangible assets, most of which we will amortize over the next few years. This means that our non-cash amortization expense has increased. This does not impact our cash flow and is excluded from non-GAAP financial measures, but we expect to report a GAAP net loss for the next few quarters.”

The GAAP net loss for third quarter 2018 was $0.25 per share, calculated using the net loss attributable to common shareholders divided by the weighted average number of common shares outstanding. Net loss attributable to common shareholders takes into account the value of preferred stock dividends declared during the quarter.

Non-GAAP adjusted net income for third quarter 2018 was $507,000, an increase of $826,000 compared to adjusted net income of ($319,000) in the same period last year, and was the Company’s fourth consecutive quarter of positive adjusted net income.

Non-GAAP adjusted net income excludes $559,000 of non-cash amortization of purchased intangible assets, $987,000 of stock-based compensation expense, $227,000 of foreign exchange losses and other expenses, as well as $806,000 of integration and transaction costs associated with acquisitions and a $265,000 tax benefit.

Non-GAAP adjusted net income was $0.04 per share, calculated using the end-of-period common shares outstanding.

Adjusted EBITDA for third quarter 2018 was $865,000, or 5.1% of revenue, compared to adjusted EBITDA of $609,000 in the same period last year. “The third quarter 2018 adjusted EBITDA represents an important achievement for MTBC, since we were able to grow quarterly adjusted EBITDA, year-over-year, notwithstanding the investments we made in integrating Orion, such as temporary operational redundancies to support a smooth transition. Three factors made this possible. First, our core business remained profitable. Second, Orion’s practice management business and group purchasing organization were contributing to profitability. Third, our team moved quickly and effectively with regard to the acquired revenue cycle management assets, replacing subcontractors and otherwise reducing costs. Our overall adjusted EBITDA was a remarkable $865,000 for the quarter.”

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“The difference of $2.7 million between adjusted EBITDA and the GAAP net loss in the third quarter of 2018 reflects $822,000 of non-cash amortization and depreciation expense, $987,000 of stock-based compensation, $806,000 of integration and transaction costs related to acquisitions, $80,000 of net interest expense, an $25,000 increase in our contingent consideration liability, $227,000 of foreign exchange losses and other expenses, offset by a $250,000 tax benefit,” said Bill Korn.

Bill Korn continued, “Cash flow from operations for the quarter was $2.8 million, in part reflecting the advantageous terms of the Orion acquisition, where we were able to retain accounts receivable but did not assume most accounts payable. Since MTBC had sufficient cash on July 1 to complete the Orion acquisition, doubling the Company’s size without issuing additional common stock or incurring any debt, and we immediately generated positive cash from operations, this transaction was accretive for our shareholders from day one. This was an exceptional transaction.”

Nine Month Financial Results

Revenues for the first nine months of 2018 were $34.0 million, an increase of 45% or $10.5 million compared to $23.5 million in the same period last year. Revenue for this nine-month period was larger than for any full year in the Company’s history.

For the first nine months of 2018 the GAAP net loss was $1.6 million, an improvement of $3.8 million from the first nine months of 2017. The improvement was largely a result of Company’s efforts at improving profitability from the business it acquired from MediGain in October of 2016. MTBC reported positive GAAP net income and operating income during the first two quarters of 2018, and we have started a similar effort to reduce operating expenses associated with the Orion acquisition.

Non-GAAP adjusted net income for the first nine months of 2018 was $2.5 million, an increase of $3.7 million compared to the adjusted net income of ($1.2 million) in the same period last year. Non-GAAP adjusted net income was or $0.21 per share, calculated using the end-of-period common shares outstanding.

For the first nine months of 2018 the GAAP operating loss was $1.7 million, an improvement of $2.4 million from the first nine months of 2017. Both the year-to-date 2018 operating loss and net loss include non-cash amortization and depreciation expense of $2.0 million.

Non-GAAP adjusted operating income for the first nine months of 2018 was $2.6 million, an increase of $2.7 million compared to adjusted operating income of ($66,000) in the same period last year. Cash flow from operations was $4.7 million for the nine months of 2018, an improvement of $6.1 million over the nine months of last year. Bill Korn stated, “Management looks closely at non-GAAP metrics such as adjusted operating income, which we believe are closer to reflecting our operating cash flow.”

Adjusted EBITDA for the first nine months of 2018 was $3.4 million, or 10.0% of revenue, compared to adjusted EBITDA of $763,000, or 3.2% of revenue, in the same period last year. Adjusted EBITDA excludes $2.0 million of non-cash depreciation and amortization expense, $1.5 million of stock-based compensation expense, $1.5 million of integration and transaction costs associated with acquisitions, $193,000 of net interest expenses, $68,000 of changes in contingent consideration, as well as a $152,000, benefit for income taxes and $105,000 of foreign exchange gains and other income.

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Cash Balance

As of September 30, 2018, the Company had $1.3 million in cash and positive working capital of approximately $5.7 million. The Company has an untapped secured revolving credit facility with Silicon Valley Bank (“SVB”), where borrowings are based on 200% of repeatable revenue adjusted by an annualized attrition rate as defined in the agreement. During September, this line of credit was doubled in size to $10 million. Subject to its terms, the SVB line can be used for future growth initiatives, including acquisitions with SVB’s approval.

The Company raised net proceeds of $13.4 million from the sale of 600,000 additional shares of its non-convertible Series A Preferred Stock via a public offering during the two weeks of October. The preferred shares trade on the Nasdaq Capital Market under the ticker MTBCP, and pay monthly cash dividends at the rate of 11% per annum. Our Series A Preferred Stock is perpetual, and has no mandatory redemption, although the Company can choose to redeem shares at $25.00 per share starting in November 2020.

According to Bill Korn, “This was MTBC’s largest offering of our Series A Preferred Stock, and as with previous offerings in 2017 and 2018, demand was so large that the offering was oversubscribed. Because the Company already had over $5.6 million of working capital, an untapped line of credit and positive cash flows, this additional capital was solely to position us to take advantage of the opportunities we see for consolidation in the market.”

2018 Full Year Guidance

MTBC is reaffirming its following forward-looking guidance for revenue and adjusted EBITDA for the year ending December 31, 2018:

For the Year Ending December 31, 2018 Forward-Looking Guidance
Revenue	$49 – $50 million
Adjusted EBITDA	$4.0 – $5.0 million

Bill Korn said, “With revenues of $34.0 million for the first nine months of 2018, we are reaffirming our guidance for full year 2018 revenue, which represents growth in excess of 50% over 2017 revenue. We expect adjusted EBITDA to be $4.0 to $5.0 million for full year 2018, approximately double our 2017 adjusted EBITDA, after achieving $3.4 million of adjusted EBITDA during the first nine months of 2018. The Orion transaction will help us significantly scale our business, enabling us to grow revenues without a corresponding increase in overhead. As we leverage our experienced U.S.-based and offshore team members, reducing dependence on third-party contractors, and move to smaller, less expensive facilities, we expect to expand our margins while providing world class service”.

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Conference Call Information

MTBC management will host a conference call today at 8:30 a.m. Eastern Time to discuss the third quarter 2018 results. The live webcast of the conference call can be accessed under Events & Presentations at ir.mtbc.com/events or by dialing 412-317-5131 and referencing “MTBC Third Quarter 2018 Earnings Call.”

A replay of the conference call will be available approximately one hour after conclusion of the call at the same link. An audio replay can also be accessed by dialing 412-317-0088 and providing access code 10125804.

About MTBC

MTBC is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com. To view MTBC’s latest investor presentation, read recent articles, and listen to interviews with management, please visit ir.mtbc.com/events.

Follow MTBC on LinkedIn, Twitter and Facebook.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.mtbc.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

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Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, potential acquisitions, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective operations in Pakistan and Sri Lanka, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$1,259,574	$4,362,232
Accounts receivable - net of allowance for doubtful accounts of $189,000 and $185,000 at September 30, 2018 and December 31, 2017, respectively	8,443,857	3,879,463
Contract asset	2,480,479	-
Inventory	456,136	-
Current assets - related party	25,203	25,203
Prepaid expenses and other current assets	1,112,134	662,822
Total current assets	13,777,383	8,929,720
Property and equipment - net	1,869,513	1,385,743
Intangible assets - net	7,180,153	2,509,544
Goodwill	12,681,055	12,263,943
Other assets	553,338	436,713
TOTAL ASSETS	$36,061,442	$25,525,663
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,711,580	$991,859
Accrued compensation	1,866,482	1,137,351
Accrued expenses	1,389,170	616,778
Deferred rent (current portion)	94,348	81,826
Deferred revenue (current portion)	30,214	62,104
Accrued liability to related party	10,663	10,675
Notes payable - other (current portion)	375,503	168,718
Contingent consideration (current portion)	560,169	505,557
Dividend payable	1,056,218	747,147
Total current liabilities	8,094,347	4,322,015
Notes payable - other	264,854	120,899
Deferred rent	231,036	333,788
Deferred revenue	19,632	28,615
Contingent consideration	-	97,854
Deferred tax liability	185,000	372,072
Total liabilities	8,794,869	5,275,243
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, par value $0.001 per share - authorized 4,000,000 shares; issued and outstanding 1,536,289 and 1,086,739 shares at September 30, 2018 and December 31, 2017, respectively	1,536	1,087
Common stock, $0.001 par value - authorized 19,000,000 shares; issued 12,570,557 and 12,271,390 shares at September 30, 2018 and December 31, 2017, respectively; outstanding, 11,829,758 and 11,530,591 shares at September 30, 2018 and December 31, 2017, respectively	12,571	12,272
Additional paid-in capital	52,518,310	45,129,517
Accumulated deficit	(23,627,402)	(23,509,386)
Accumulated other comprehensive loss	(976,442)	(721,070)
Less: 740,799 common shares held in treasury, at cost at September 30, 2018 and December 31, 2017	(662,000)	(662,000)
Total shareholders’ equity	27,266,573	20,250,420
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$36,061,442	$25,525,663

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
NET REVENUE	$17,044,526	$7,513,592	$34,034,788	$23,518,416
OPERATING EXPENSES:
Direct operating costs	12,123,907	4,171,932	20,941,535	13,592,492
Selling and marketing	461,512	228,991	1,169,583	853,460
General and administrative	5,131,295	2,474,139	10,786,234	8,232,613
Research and development	263,717	249,045	768,517	843,294
Change in contingent consideration	25,473	-	68,253	151,423
Depreciation and amortization	822,098	664,441	1,972,565	3,637,131
Restructuring charges	-	-	-	275,628
Total operating expenses	18,828,002	7,788,548	35,706,687	27,586,041
OPERATING LOSS	(1,783,476)	(274,956)	(1,671,899)	(4,067,625)
OTHER:
Interest income	24,544	5,446	59,768	13,598
Interest expense	(104,872)	(678,103)	(253,120)	(1,242,672)
Other (expense) income - net	(218,721)	32,494	151,242	107,364
LOSS BEFORE INCOME TAXES	(2,082,525)	(915,119)	(1,714,009)	(5,189,335)
Income tax (benefit) provision	(250,072)	65,000	(151,872)	192,332
NET LOSS	$(1,832,453)	$(980,119)	$(1,562,137)	$(5,381,667)

Preferred stock dividend	1,056,214	652,697	3,080,263	1,283,151
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,888,667)	$(1,632,816)	$(4,642,400)	$(6,664,818)

Net loss per common share: basic and diluted	$(0.25)	$(0.14)	$(0.40)	$(0.62)
Weighted-average common shares used to compute basic and diluted loss per share	11,770,178	11,485,811	11,684,659	10,835,142

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

	2018	2017
OPERATING ACTIVITIES:
Net loss	$(1,562,137)	$(5,381,667)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,972,565	3,637,131
Amortization of sales commissions	42,943	-
Deferred rent	(49,608)	(38,544)
Deferred revenue	(40,873)	13,807
Provision for doubtful accounts	261,541	357,671
(Benefit) provision for deferred income taxes	(187,072)	165,000
Foreign exchange gain	(105,418)	(27,145)
Interest accretion	143,030	672,998
Non-cash restructuring charges	-	17,001
Stock-based compensation expense	1,523,682	333,854
Change in contingent consideration	68,253	151,423
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	901,683	437,557
Contract asset	(464,470)	-
Inventory	(148,858)	-
Other assets	(24,869)	107,532
Accounts payable and other liabilities	2,418,110	(1,754,255)
Net cash provided by (used in) operating activities	4,748,502	(1,307,637)
INVESTING ACTIVITIES:
Capital expenditures	(743,115)	(499,988)
Cash paid for acquisition	(12,600,000)	(205,000)
Net cash used in investing activities	(13,343,115)	(704,988)
FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of placement costs	-	2,000,000
Proceeds from issuance of preferred stock, net of placement costs	9,354,910	13,484,552
Preferred stock dividends paid	(2,771,192)	(846,825)
Settlement of tax withholding obligations on stock issued to employees	(333,007)	(195,912)
Repayments of notes payable	(329,426)	(7,626,088)
Repayment of Prudential obligation	-	(5,000,000)
Proceeds from line of credit	6,625,000	7,000,000
Repayments of line of credit	(6,625,000)	(7,000,000)
Contingent consideration payments	(111,495)	(79,603)
Other financing activities	(33,150)	(335,239)
Net cash provided by financing activities	5,776,640	1,400,885
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(284,685)	(75,758)
NET DECREASE IN CASH	(3,102,658)	(687,498)
CASH - Beginning of the period	4,362,232	3,476,880
CASH - End of period	$1,259,574	$2,789,382
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Vehicle financing obtained	$90,284	$30,746
Dividends declared, not paid	$1,056,218	$638,905
Purchase of prepaid insurance through assumption of note	$271,248	$298,698
Warrants issued	$101,989	$-

SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$29,673	$9,513
Interest	$45,083	$599,950

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RECONCILIATION OF CHANGES IN REVENUE STANDARD

(UNAUDITED)

The following table provides a bridge between the Statement of Operations as presented under the new revenue recognition standard required for the nine months ended September 30, 2018 to the results recorded under the previous revenue recognition standard used for the nine months ended September 30, 2017. Total revenue as presented for the nine months ended September 30, 2018 varies from revenue that would have been reported under the previous revenue recognition standard for the same period, as the new standard changes the timing and recognition pattern for the majority of our revenue, as well as for a portion of our sales commission expense. The change for each item in our Statement of Operations is calculated as if the nine months ended September 30, 2018 were reported under the previous revenue recognition standard for the same period, to separate the impact of the change in the revenue recognition standard from the results of operations.

	Nine Months Ended September 30,				Change
	2018			2017	Amount	Percent
	As Presented	Impact of New Revenue Standard	Previous Revenue Standard
	($ in thousands)
Revenue	$34,035	$76	$33,959	$23,518	$10,441	44%
OPERATING EXPENSES:
Direct operating costs	20,942	-	20,942	13,592	7,350	54%
Selling and marketing	1,170	(6)	1,176	853	323	38%
General and administrative	10,786	-	10,786	8,233	2,553	31%
Research and development	769	-	769	843	(74)	(9%)
Change in contingent consideration	68	-	68	151	(83)	(55%)
Depreciation and amortization	1,972	-	1,972	3,638	(1,666)	(46%)
Restructuring charges	-	-	-	276	(276)	(100%)
Total operating expenses	35,707	(6)	35,713	27,586	8,127	29%
OPERATING (LOSS) INCOME	(1,672)	82	(1,754)	(4,068)	2,314	(57%)
OTHER:
Net interest expense	(193)	-	(193)	(1,228)	1,035	(84%)
Other income - net	151	-	151	107	44	41%
(LOSS) INCOME BEFORE INCOME TAXES	(1,714)	82	(1,796)	(5,189)	3,393	(65%)

Income tax (benefit) provision	(152)	-	(152)	193	(345)	(179%)
NET (LOSS) INCOME	$(1,562)	$82	$(1,644)	$(5,382)	$3,738	(69%)

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net loss.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	($ in thousands)
Net revenue	$17,045	$7,514	$34,035	$23,519

GAAP net loss	$(1,832)	$(980)	$(1,562)	$(5,382)

(Benefit) provision for income taxes	(250)	65	(152)	192
Net interest expense	80	673	193	1,229
Foreign exchange / other expense	227	(24)	(105)	(34)
Stock-based compensation expense	987	126	1,524	334
Depreciation and amortization	822	664	1,973	3,637
Integration, transaction and restructuring costs	806	85	1,457	636
Change in contingent consideration	25	-	68	151
Adjusted EBITDA	$865	$609	$3,396	$763

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Non-GAAP Adjusted Operating Income

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating loss and GAAP operating margin.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	($ in thousands)
Net revenue	$17,045	$7,514	$34,035	$23,519

GAAP net loss	$(1,832)	$(980)	$(1,562)	$(5,382)
(Benefit) provision for income taxes	(250)	65	(152)	192
Net interest expense	80	673	193	1,229
Other expense (income) - net	219	(32)	(151)	(107)
GAAP operating loss	(1,783)	(274)	(1,672)	(4,068)
GAAP operating margin	(10.5%)	(3.6%)	(4.9%)	(17.3%)

Stock-based compensation expense	987	126	1,524	334
Amortization of purchased intangible assets	559	419	1,257	2,881
Integration, transaction and restructuring costs	806	85	1,457	636
Change in contingent consideration	25	-	68	151
Non-GAAP adjusted operating income	$594	$356	$2,634	$(66)
Non-GAAP adjusted operating margin	3.5%	4.7%	7.7%	(0.3%)

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net loss and GAAP net loss per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	($ in thousands)
GAAP net loss	$(1,832)	$(980)	$(1,562)	$(5,382)

Foreign exchange / other expense	227	(24)	(105)	(34)
Stock-based compensation expense	987	126	1,524	334
Amortization of purchased intangible assets	559	419	1,257	2,881
Integration, transaction and restructuring costs	806	85	1,457	636
Change in contingent consideration	25	-	68	151
Income tax (benefit) expense related to goodwill	(265)	55	(187)	165
Non-GAAP adjusted net income	$507	$(319)	$2,452	$(1,249)

End-of-period shares	11,829,758	11,530,591	11,829,758	11,530,591

Non-GAAP adjusted net income per share	$0.04	$(0.03)	$0.21	$(0.11)

For purposes of determining non-GAAP adjusted net income per share, we use the number of common shares outstanding at the end of the period on September 30, 2018 and 2017. Non-GAAP adjusted net income per share does not take into account dividends paid on our preferred stock.

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	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP net loss attributable to common shareholders, per share	$(0.25)	$(0.14)	$(0.40)	$(0.62)
Impact of preferred stock dividend	0.10	0.05	0.27	0.15
Net loss per end-of-period share	(0.15)	(0.09)	(0.13)	(0.47)

Foreign exchange / other expense	0.02	0.00	(0.01)	0.00
Stock-based compensation expense	0.08	0.01	0.13	0.03
Amortization of purchased intangible assets	0.04	0.04	0.11	0.25
Integration, transaction and restructuring costs	0.07	0.01	0.12	0.06
Change in contingent consideration	0.00	-	0.01	0.01
Income tax (benefit) expense related to goodwill	(0.02)	0.00	(0.02)	0.01
Non-GAAP adjusted net income per share	$0.04	$(0.03)	$0.21	$(0.11)

End-of-period shares	11,829,758	11,530,591	11,829,758	11,530,591

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, foreign exchange gain and loss, other expense, stock-based compensation expense, depreciation and amortization expense, integration costs, transaction costs, restructuring costs and changes in contingent consideration.

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Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, restructuring costs and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, foreign exchange gain and loss, other expense, integration costs, transaction costs, restructuring costs changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange / other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

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Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Restructuring costs. Restructuring charges primarily represent employee severance costs, remaining lease and termination fees, disposal of property and equipment and professional fees associated with the closing of facilities. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of certain acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in MTBC’s stock price as well as changes in the forecasted revenues of the acquired businesses.

Tax expense related to goodwill. Income tax expense resulting from the amortization of goodwill related to our acquisitions represents a charge to record the tax expense resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

Disclaimer

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

SOURCE MTBC

Company and Investor Contact:

Bill Korn

Chief Financial Officer

MTBC

bkorn@mtbc.com

732-873-5133

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